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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             KANKAKEE BANCORP, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed: 2/26/2002

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Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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                        [Logo of Kankakee Bancorp, Inc.]

                310 South Schuyler Avenue
                P.O. Box 3                             (815) 937-4440
                Kankakee, IL 60901-0003            Fax (815) 937-3674

Dear Fellow Stockholders:

     As many of you are aware, Kankakee Bancorp, Inc. enjoyed another strong year in 2001. The business plan and strategies implemented by your board of directors and management team have led to significant improvements in our performance over the past two years. We believe that as a stockholder, you will continue to be the beneficiaries of our successful strategic plan and improved results as we continue to grow.

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                        Our Strong Financial Performance
                        --------------------------------

     . Earnings per share (diluted) increased by 31.6% from $1.99 to $2.62 per share in 2001.

     .    Over the past two years earnings per share have more than doubled.

     . Stockholder's equity per share increased by $2.75 during 2001 to $33.86 at December 31, 2001.

     . Total assets grew by 30.4 million, or 6.6%, in 2001. Over the past two years, total assets have increased by $85.6 million or 21.1%.

     . Return on equity increased from 7.0% to 8.2% in 2001. Over the past two years, return on equity has improved by 77.9%.

     . We have paid a dividend every quarter since 1995. We plan to continue to pay $0.48 per share annually to our stockholders.

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     We understand that you may have recently received proxy materials from a group of investors calling themselves the "Committee to Preserve Shareholder Value." Although this dissident group has sent you a White proxy card---the color that has traditionally been used by your board---do not be confused! This group is not part of your board or management. They are seeking to replace the two board members up for re-election with their own out-of-state nominees, one from New Jersey and one from New Hampshire.

                                    CAUTION!

     We believe that this group has virtually nothing positive to offer us or our stockholders that is not already being accomplished. The ideas that the committee has expressed are already in place:

     . Stock Repurchase Plan. We have been aggressively buying back our stock since 1993. Last year we repurchased 64,200 shares (approximately 5% of the outstanding) at a total cost of $1.5 million or approximately $24.03 per share. Since 1993, we have repurchased 669,507 shares at a total cost of $14.4 million. Continuing our aggressive buyback program, on January 8, 2002, the board of directors approved the repurchase of up to 90,000 shares in 2002. The committee



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          says that a vote for its nominees is "a vote to start the process to accelerate the share repurchase program". We already have an aggressive repurchase program!

     . Increase Our Earnings. The board has successfully increased earnings per share over the past two years. The committee has offered no real strategies to increase earnings and we are confident that the board will be able to continue to effectuate successful programs and strategies to grow our earnings in the future. For example:

          . Last year we began working with a highly respected consulting firm - RSM McGladrey - on a branch profitability study.

          . We have also already hired a financial advisor - Sandler O'Neill & Partners L.P. - for general advisory services and to help us analyze and implement tactical financial plans to further increase our profitability. Sandler O'Neill is one of the leading investment banking firms specializing in community centered financial institutions.

     Because the board of directors has already implemented or investigated the suggestions set forth by the committee, the board does not believe that adding the committee's nominees to the board will add any value to the organization. Both nominees maintain their residences in the eastern part of the country and, as far as we know, they do not have any experience with Kankakee and the rest of our market area, our residents or our industries.

     Your board and management team have earned your support. As our successful plans begin to bear fruit, it is critically important that we remain in position to implement new initiatives, without the potential major disruption that the dissident nominees can cause. Please support your Board's nominees by signing and returning the enclosed BLUE proxy card today.

     Thank you for your consideration and support.

                                Very truly yours,



    /s/ William Cheffer                    /s/ Larry D. Huffman

    William Cheffer                        Larry D. Huffman
    Chairman of the Board                  President and Chief Executive Officer

Please sign and return the enclosed board of directors BLUE proxy card today. If you have already returned a white proxy to the committee, you have every legal right to revoke your vote by signing and returning a later-dated BLUE proxy card. If you hold your shares in street-name, please return your BLUE proxy in the envelope provided by your bank or brokerage firm. If you have any questions, please do not hesitate to call Larry Huffman, our President and Chief Executive Officer, at (815) 937-4440.

                  Remember: Only your latest dated proxy counts

Additional Important Information. On March 11, 2002, Kankakee Bancorp, Inc. filed a definitive proxy statement, which was supplemented on March 18, 2002, with the Securities and Exchange Commission relating to the annual meeting of stockholders to be held on April 26, 2002. We urge stockholders to read our definitive proxy statement because it contains important information about us and the nominees for director. You may obtain a free copy of our definitive proxy statement and any other soliciting materials relating to our solicitation on the Securities and Exchange Commission's website at www.sec.gov, or by contacting Morrow & Co., Inc., our proxy solicitor, at 1-800-607-0088.

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                                                                 BLUE PROXY CARD

                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                             KANKAKEE BANCORP, INC.

            For the Annual Meeting of Stockholders -- April 26, 2002

P       The undersigned hereby appoints William Cheffer, Larry D. Huffman and
  Michael A. Stanfa, or each of them acting in the absence of the others, with R power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual
O meeting of the stockholders of Kankakee Bancorp, Inc., to be held at Sully's-Sullivan's Warehouse, a banquet facility located at 555 South West Avenue, Kankakee, Illinois 60901, on Friday, April 26, 2002, at 10:00 a.m.,
X local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in
Y their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:

[_] Check here for address change.          [_] Check here if you plan to attend
                                                the meeting.

New Address: ___________________________

________________________________________

________________________________________


                 (Continued and to be signed on reverse side.)

                               PLEASE DETACH HERE
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[X] PLEASE MARK VOTE IN BOX IN THE                               BLUE PROXY CARD
    FOLLOWING MANNER USING DARK INK ONLY

           The board of directors recommends a vote FOR all proposals.

1.  Election of Directors                   FOR    WITHHOLD   FOR ALL      2. To ratify the selection of    FOR AGAINST  ABSTAIN
    William Cheffer and Michael A. Stanfa    ALL     ALL      EXCEPT          McGladrey & Pullen, LLP,      [_]   [_]      [_]
                                             [_]     [_]       [_]            as auditors for Kankakee
    (INSTRUCTIONS: To withhold authority to                                   Bancorp, Inc. for 2002.
     vote for any individual nominee, write that
     nominee's name in the space below.)

    ______________________________________
                                                                               THIS  PROXY  WILL  BE  VOTED  IN  ACCORDANCE WITH
                                                                               SPECIFICATION  MADE. IF NO CHOICES ARE INDICATED,
                                                                               THIS  PROXY  WILL BE  VOTED  FOR ALL PROPOSALS.

                                                                               Dated __________________________________2002

                                                                               ____________________________________________
                                                                               (signature)
                                                                               ____________________________________________
                                                                               (signature)
                                                                               ____________________________________________
                                                                               (title)

                                                                               NOTE:  Please sign  exactly as your  name(s) appears.
                                                                               For joint accounts, each owner should sign. When
                                                                               signing as executor, administrator, attorney, trustee
                                                                               or guardian, etc., please give your full title.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               PLEASE DETACH HERE
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